Exhibit 99.1

Living 3D Holdings, Inc. Enters 3D Business with Acquisition

PHOENIX, AZ - December 8, 2011.  Living 3D Holdings, Inc. (the "Company") (OTCBB: CCSG), announced today that it has acquired Living 3D Holdings, Ltd., a privately held company (“Living 3D"), focused on the marketing and sale of 3D image display devices in China.

Living 3D, which is based in China, is in the development stage and has concentrated on the markets for 3D touch pads, 3D indoor and outdoor light emitting diode (LED) displays and 3D televisions.  These products are based on "auto stereoscopic 3D" technology, or auto 3D, meaning that viewers are not required to wear 3D glasses in order to experience the 3D effects of the screen, and instant switching between two dimensional, or 2D, and 3D viewing is enabled.

Living 3D's image display devices are designed and manufactured by third parties using original equipment manufacturer parts and the technology and know-how of two of its directors and officers.  While its sales to date have focused on customers utilizing its products in media and advertising, 3D display products are applicable in a wide range of industries, including entertainment, education, consumer electronics, medical diagnosis and scientific research.  Living 3D has conducted limited sales marketing efforts to date.  All of its sales have been to government and research entities and educational institutions in China and consisted of large 3D LED displays (approximately three by three meters), 3D TV’s and 3D panels.

Living 3D was incorporated on June 23, 2008 in the British Virgin Islands and became a wholly-owned subsidiary of the Company on December 8, 2011 when its shareholders purchased 3,627,426 shares of common stock from certain shareholders of the Company and exchanged all of their shares in Living 3D for 62,590,880 shares of common stock of the Company.  After the transactions, the shareholders of Living 3D own approximately 95% of the Company's issued and outstanding common stock.  In connection with the transaction, Jimmy Kent-Lam Wong, Chang Li, Kin Wah Ngai and Lin Su, all of whom are principal shareholders of the Company, became our directors and officers, replacing our former board of directors and officers.  Mr. Wong is the new Chairman of the Board of Directors and Chief Executive Officer; Mr. Li is the Chief Technology Officer; Mr. Ngai is the Chief Financial Officer; and Mr. Su is the Secretary.

At the point of the acquisition, the Company had no operations and was seeking new business opportunities.  It was originally named Concrete Casting Incorporated (under which name its stock is now traded), had changed its name to AirWare International Corp. in July 2010 and finally had changed its name to Living 3D Holdings, Inc. in September 2011.

For further information contact www.living3d.com.

This Press Release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management.  Therefore, the actual results could differ materially from the forward-looking statements contained in information in this Release.  A wide variety of factors that may cause the actual results to differ from the forward-looking statements include, but are not limited to, the following:  the Company's ability to raise sufficient capital to implement its business plan; its ability to have its product offerings work as planned; whether there will be a commercial market for its products; its ability to market its products, commence revenue operations and then achieve profitable results of operation; whether the technology and know-how in the products it sells can be adapted  to new and different uses; competition from larger, more established companies with far greater economic and human resources; its ability to attract and retain customers and quality employees; the effect of changing economic conditions; and changes in government regulations, tax rates and similar matters.  These cautionary statements should not be construed as exhaustive or as any admission as to the adequacy of the Company’s disclosures.  The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements.  In addition, the reader should consider statements that include the words "believes," "expects," "anticipates," "intends," "estimates," "plans," “projections” or other expressions that are predictions of or indicate future events or trends to be uncertain and forward-looking.  The Company does not undertake to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise.  Additional information respecting factors that could materially affect the Company after its acquisition of Living 3D will be contained in a Report on Form 8-K to be filed next week with the Securities and Exchange Commission.